EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-238701) on Form S-3, the Registration Statements (Nos. 333-248441 and 333-260036) on Form S-8 and the Registration Statement (No. 333-267485) on Form S-1 of Beam Global of our report dated March 31, 2023, relating to the financial statements of Beam Global, appearing in this Annual Report on Form 10-K of Beam Global for the year ended December 31, 2022.

/s/ RSM US LLP

Los Angeles, California

March 31, 2023